UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2023

LIBERTY ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38081	81-4891595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
950 17th Street, Suite 2400
Denver, Colorado 80202
(Address and Zip Code of Principal Executive Offices)
(303) 515-2800
(Registrant’s Telephone Number, Including Area Code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Class A Common Stock, par value $0.01	LBRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On January 23, 2023, Liberty Energy Inc. (the “Company”), Liberty Oilfield Services New Holdco LLC, R/C IV Non-U.S. LOS Corp, Liberty Oilfield Services LLC, other subsidiaries of the Company, Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and other lenders entered into an Eighth Amendment to the Credit Agreement and Amendment to the U.S. Guaranty and Security Agreement (the “Eighth Amendment”). The Eighth Amendment further amends the credit agreement and guaranty and security agreement originally entered into by the parties on September 19, 2017, which governs the Company’s revolving credit facility (as amended prior to January 23, 2023, the “Original Credit Agreement”).
The Eighth Amendment amends certain terms, provisions and covenants of the Original Credit Agreement, including, among other things: (i) increasing the maximum revolver amount from $425 million to $525 million (the “Upsized Revolver”); (ii) increasing the amount of the accordion feature from $75 million to $100 million; (iii) extending the maturity date from October 22, 2026 to January 23, 2028; (iv) modifying the dollar amounts of various credit facility triggers and tests proportionally to the Upsized Revolver; (v) permitting repayment under the Term Loan Agreement prior to February 10, 2023 (as defined and described below); and (vi) increasing certain indebtedness, intercompany advance, and investment baskets. The Eighth Amendment also includes an agreement from the Agent to release its second priority liens and security interests on all collateral that served as first priority collateral under the Term Loan Agreement, with such release to occur within 120 days after January 23, 2023.
The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.
Item 1.02 Termination of a Material Definitive Agreement.
In connection with the Eighth Amendment, on January 23, 2023, the Company terminated its previously existing term loan facility that was evidenced by that certain credit agreement dated as of September 19, 2017, by and among the Company, Liberty Oilfield Services LLC, Liberty Oilfield Services New Holdco LLC, R/C IV Non-U.S. LOS Corp, other subsidiaries of the Company, U.S. Bank National Association, as administrative agent, and other lenders (as amended, the “Term Loan Agreement”). The outstanding debt under the Company’s term loan facility was repaid in full, the outstanding liabilities with respect to obligations under the Company’s term loan facility were released and discharged and all liens, security interests and guaranties under the Term Loan Agreement were released and terminated. The repayment was a prepayment made during the period in which the prepayment premium under the Term Loan Agreement was applicable, and the Company incurred a prepayment premium of approximately $1.0 million associated with the prepayment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The description of the Eighth Amendment set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 24, 2023, the Board of Directors of the Company approved and adopted amendments (the “Amendments”) to the Second Amended and Restated Bylaws of the Company (as amended, the “Second Amended and Restated Bylaws”).
The Amendments address the new universal proxy rules under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (“Rule 14a-19”), by, among other things, providing that: (i) a stockholder who submits a director nomination notice must also make a representation as to whether such stockholder intends to solicit proxies in support of its proposed nominee in accordance with Rule 14a-19 and (ii) if the stockholder provides notice pursuant to Rule 14a-19 with respect to a proposed nominee and subsequently fails to comply with requirements of Rule 14a-19, the Company will disregard the nomination of the proposed nominee.
The Amendments also amend Section 2.9 “Notice of Stockholder Business and Nominations” to require that a stockholder update and supplement certain information required by those sections to be included in the stockholder’s notice as of the record date for the applicable meeting and a date prior to the applicable meeting and require that a stockholder soliciting proxies use a proxy color card other than white (with white proxy cards reserved for exclusive use by the Company’s Board of Directors). Furthermore, the Amendments revise the definition of “Stockholder Associated Person”.
The Amendments also include revisions to align with recent amendments to the General Corporation Law of the State of Delaware including updating the procedural mechanics with respect to the availability of the list of stockholders entitled to vote at a meeting of stockholders.
The above description is qualified in its entirety by reference to the Second Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.	Description

10.1*
Eighth Amendment to Credit Agreement, dated January 23, 2023, by and among Liberty Oilfield Services LLC, Liberty Energy Inc., Liberty Oilfield Services New Holdco LLC, R/C IV Non-U.S. LOS Corp, Freedom Proppant LLC, LOS Kermit LLC, LOS Leasing Company LLC, LOS Cibolo RE Investments, LLC, LOS Odessa RE Investments, LLC, Proppant Express Solutions, LLC, ST9 Gas and Oil LLC, Well Fargo Bank, National Association, as Administrative Agent, and the lenders signatory thereto.

3.1	Second Amended and Restated Bylaws of Liberty Energy Inc., as amended effective January 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY ENERGY INC.

Dated: January 26, 2023	By:	/s/ R. Sean Elliott
R. Sean Elliott
Chief Legal Officer and Corporate Secretary